                                                                    EXHIBIT 10.7

                              600 THIRTEENTH STREET
                              ---------------------



                                      LEASE

                                     between

                  DEUTSCHE IMMOBILIEN FONDS AKTIENGESELLSCHAFT

                                  ("LANDLORD")

                                       and

                         CHARLES RIVER ASSOCIATES, INC.

                                   ("TENANT")

                               Date: March 6, 1997

                                TABLE OF CONTENTS

I.
          1.01.     LEASED PREMISES ................ .......................  1
          1.02.     INITIAL LEASEHOLD IMPROVEMENTS .........................  3

II.
          2.01.     TERM ...................................................  3
          2.02.     USE ....................................................  5
          2.03.     RENTAL .................................................  5
          2.04.     BASIC OPERATING COST ...................................  7
          2.05.     RECONCILIATION OF BASIC OPERATING COST ................. 12

III.
          3.01.     STANDARDS OF PROJECT ................................... 13
          3.02.     SERVICES TO BE FURNISHED BY LANDLORD ................... 13
          3.03.     KEYS AND LOCKS ......................................... 17
          3.04.     WINDOW COVERINGS ....................................... 17
          3.05.     GRAPHICS ............................................... 17
          3.06.     REPAIRS BY LANDLORD.. .................................. 17
          3.07.     PEACEFUL ENJOYMENT ..................................... 18
          3.08.     LAWS AND REGULATIONS ................................... 18

IV.
          4.01.     PAYMENTS BY TENANT ..................................... 18
          4.02.     DAMAGE TO PROJECT ...................................... 18
          4.03.     CARE OF THE LEASED PREMISES ............................ 18
          4.04.     ASSIGNMENT AND SUBLETTING .............................. 19
          4.05.     ALTERATIONS, IMPROVEMENTS AND TENANT'S PERSONAL
                    PROPERTY ............................................... 21
          4.06.     LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE ......... 22
          4.07.     LAWS AND REGULATIONS; RULES OF THE PROJECT ............. 22
          4.08.     ENTRY FOR REPAIRS AND INSPECTION ....................... 23
          4.09.     NUISANCE ............................................... 23
          4.10.     MORTGAGE ............................................... 23
          4.11.     ESTOPPEL CERTIFICATE ................................... 23
          4.12.     TENANT'S REMEDIES ...................................... 23
          4.13.     LIGHT AND AIR .......................................... 24

V.
          5.01.     CONDEMNATION ........................................... 24
          5.02.     DAMAGES FROM CERTAIN CAUSES ............................ 24
          5.03.     [INTENTIONALLY DELETED] ................................ 25


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           5.04.    HOLDING OVER .................................... .....  25
           5.05.    CASUALTY ..............................................  25
           5.06.    ATTORNEYS' FEES .......................................  26
           5.07.    AMENDMENTS ............................................  26
           5.08.    ASSIGNMENTS BY LANDLORD ...............................  26
           5.09.    DEFAULT BY TENANT .....................................  27
           5.10.    NON-WAIVER ............................................  29
           5.11.    PROPERTY INSURANCE ....................................  29
           5.12.    LIABILITY INSURANCE ...................................  30
           5 13.    HOLD HARMLESS .........................................  30
           5.14.    WAIVER OF SUBROGATION ........................ ........  30
           5.15.    PARKING ................................. .............  30
           5.16.    SEVERABILITY ..........................................  31
           5.17.    NOTICES ...............................................  31
           5.18.    SUCCESSORS ............................................  31
           5.19.    ENTIRETY ..............................................  31
           5.20.    BROKERS ...............................................  32
           5.21.    MISCELLANEOUS .........................................  32

          EXHIBITS

           A        - DESCRIPTION OF LAND
           A-1      - FLOOR PLAN(S) OF LEASED PREMISES
           B        - BUILDING STANDARD IMPROVEMENTS
           C        - TENANT IMPROVEMENT WORK SCHEDULE
           D        - BUILDING SHELL DESCRIPTION
           E        - SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
           F        - BUILDING STANDARD JANITORIAL SERVICES


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                              600 THIRTEENTH STREET

                                      LEASE

     This Lease made and entered into as of March 6, 1997 (the "Effective Date"), between DEUTSCHE IMMOBILIEN FONDS AKTIENGESELLSCHAFT, a German stock corporation ("Landlord"), whose address for purposes hereof is c/o Hines Interests Limited Partnership, 555 Thirteenth Street, N.W., Suite 1020 East, Washington, D.C. 20004-1109 (Attention: William B. Alsup, III), and CHARLES RIVER ASSOCIATES, INC., a Massachusetts corporation ("Tenant"). Tenant's address for purposes hereof until commencement of the term of this Lease Agreement shall be 1001 Pennsylvania Avenue, N.W., Suite 750 North, Washington, D.C. 20004, (Attention: George C. Eads, Vice President) and thereafter shall be the Project (hereinafter defined).

                                   WITNESSETH:

                                       I.

     1.01. LEASED PREMISES. (a) Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord those certain premises (the "Leased Premises") in the office building project (the "Project") known as 600 Thirteenth Street, to be constructed on the land at Thirteenth Street, N.W. between F and G Streets, N.W. in Washington, D.C., more particularly described in EXHIBIT A (the "Land") such Leased Premises being more particularly described as follows:

               Approximately 20,852 square feet of Net Rentable Area encompassing the entirety of the Usable Area on Floor 7 of the Project, as reflected on the floor plan of such Leased Premises attached hereto and made a part hereof as EXHIBIT A-1.

     (b) The term "Net Rentable Area" shall refer to the area or areas of space within the Project determined as follows:

               (i) The Net Rentable Area of an entire floor leased, or held for lease, to a single tenant is (A) all area within the exterior walls of the floor in question (measured from the inside surface of the outer glass and extensions of the plane thereof in nonglass areas), excluding (1) vertical penetrations such as

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          building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts ("Vertical Service Areas") and
          (2) any General Common Areas (as hereinafter defined) located on said floor, plus (B) a pro-rata portion of the square footage of the Project's elevator machine rooms, main mechanical and electrical rooms, public lobbies, and other areas not leased or held for lease within the Project but which are necessary or desirable for the proper utilization of the Project or to provide customary services to the Project ("General Common Areas"); provided, however, the Net Rentable Area shall not exceed 108% of the Usable Area (as defined below).

               (ii) The Net Rentable Area of each portion leased, or held for lease, of a floor leased, or held for lease, to more than a single tenant is (A) all area within the perimeter walls of the portion in question (measured from the midpoint of corridor walls or demising walls and measured in the case of exterior walls from the inside surface of the outer glass and extensions of the plane thereof in nonglass areas), excluding any Vertical Service Areas, plus (B) a pro-rata portion of the square footage of any Common Areas (as defined below) on such floor, plus (C) a pro-rata portion of the square footage of the General Common Areas; provided, however, the Net Rentable Area of such portion of a floor shall not exceed 108% of the sum of (x) the Usable Area, plus (y) the portion of the elevator foyers and public corridors on such floor included in the Net Rentable Area of such portion of a floor.

"Common Areas" means any areas on a floor devoted to elevator foyers, public corridors, freight elevator and fire vestibules, restrooms, telephone and equipment rooms, electrical closets and other similar facilities for the use of all tenants on such floor. No deduction from Net Rentable Area shall be made for columns or projections necessary to the Project. The term "Vertical Service Areas" shall not include special stairs or elevators serving only specific tenants, and thus the same shall be included in computing the areas referred to in clause (A) of each of the foregoing subparagraphs. The term "Usable Area" means (x) for an entire floor leased, or held for lease, to a single tenant, the Net Rentable Area less the sum of (1) the portion of General Common Areas included therein and (2) any Common Areas on such floor other than the elevator foyer, and (y) for each portion of a floor leased or held for lease, to more than a single tenant, the Net Rentable Area of such portion of a floor less the portion of General Common Areas and Common Areas included therein.

     The Net Rentable Area in the Leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 20,852 square feet.


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         1.02. INITIAL LEASEHOLD IMPROVEMENTS. Landlord and Tenant
shall each comply with the provisions of the tenant improvement work schedule attached hereto and made a part hereof as EXHIBIT C.

                                       II.

          2.01. TERM. (a) Subject to and upon the terms and conditions set forth herein, including EXHIBIT C, the term of this Lease shall commence on the Commencement Date (as defined in EXHIBIT C) and shall expire on September 30. 2005 (the "Initial Term"). Landlord and Tenant shall execute a declaration of Lease Commencement, in a form provided by Landlord, mutually confirming the Commencement Date as determined pursuant to the terms of this Lease. Failure of Tenant to execute such a declaration, or state Tenant's objection to information contained in such declaration, within ten (10) days after delivery of such declaration to Tenant shall be deemed confirmation of and agreement with the information set forth in such declaration.

          (b) (i) As long as Tenant is not in default hereunder, and subject to the further provisions hereof, Tenant is hereby granted the option (subject and subordinate to any expansion rights or rights of first opportunity (collectively, the "MWE Rights") granted prior to the date of this Lease to the tenant (the "MWE Tenant") under that certain Lease dated March 4, 1996 between Landlord, as landlord, and McDermott, Will & Emery, as tenant) to renew this Lease as to the entire Leased Premises for two (2) successive periods (the "Renewal Terms"), the first of which is for a period of two (2) years commencing at the expiration of the Initial Term (the "First Renewal Term"), the second of which is for a period of five (5) years commencing at the expiration of the First Renewal Term (the "Second Renewal Term").

               (ii) Any such renewal of this Lease shall be upon the same terms and conditions of this Lease, except: (A) the annual Base Rental rate for the First Renewal Term shall be $32.29 per square foot of Net Rentable Area for the first twelve months of the First Renewal Term and $33.10 per square foot of Net Rentable Area for the second twelve months of the First Renewal Term; and (B) the annual Base Rental rate for the Second Renewal Term shall be the fair market rental rate as of the commencement of the Second Renewal Term for comparable space in comparable buildings in downtown Washington, D.C. taking into account any concessions and allowances then being offered by landlords to achieve said rate (the "Market Rate").

               (iii) Landlord will provide Tenant written notice ("Landlord's Notice"), as to the availability of the Leased Premises for the First Renewal Term (and, if

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Tenant exercises its option for the First Renewal Term, the Second Renewal Term)
within ten (10) days following Landlord's receipt of written notice from the MWE Tenant as to election with respect to the MWE Rights but no earlier than twelve months prior to the expiration of the Initial Term or First Renewal Term, as the case may be; however, Landlord must provide such notice to Tenant at least nine
(9) months prior to the expiration of the Initial Term or the First Renewal
Term, as the case may be. If Landlord's Notice states that the MWE Tenant did not exercise the MWE Rights then Tenant must exercise its option to renew by delivering written notice to Landlord ("Tenant's Renewal Notice") within thirty
(30) days after receipt of Landlord's Notice.

               (iv) Within ten (10) days following Landlord's receipt of Tenant's Renewal Notice for the Second Renewal Term, Landlord will provide Tenant with Landlord's written determination of the Market Rate ("Landlord's Market Rate Notice"). If Landlord's determination of the Market Rate is not acceptable to Tenant, Tenant shall so notify Landlord in writing within twenty
(20) days following Tenant's receipt of Landlord's Market Rate Notice and subsequent to said written notice by Tenant, Landlord and Tenant shall make a good faith effort to agree upon a mutually acceptable Market Rate. If Landlord and Tenant are unable to agree upon a mutually acceptable Market Rate within forty-five (45) days following Tenant's receipt of Landlord's Market Rate Notice, Tenant may elect to have the Market Rate determined in accordance with
Section 2.0l(b)(v) by giving Landlord written notice ("Tenant's Election Notice") thereof within ten (10) days after the expiration of such forty-five
(45) day period. If Tenant fails to deliver Tenant's Election Notice within such ten (10) day period, the Market Rate shall be deemed to be the rate set forth in Landlord's Market Rate Notice.

               (v) If Tenant timely elects to have the Market Rate determined in accordance with this Section 2.0l(b), the Market Rate shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so named shall select a third. Each member of the board of brokers shall be licensed in the District of Columbia as a real estate broker (i) specializing in the field of commercial leasing in the central business district of Washington, D.C., having no less than ten (10) years experience in such field, and recognized as ethical and reputable within the field, (ii) being unaffiliated with Landlord or Tenant, and (iii) not engaged by either Landlord or Tenant as of the date of such selection or determination. Landlord and Tenant shall make their appointments promptly within five (5) days after Tenant's Election Notice is given. The two brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within thirty (30) days after the third broker is selected, shall submit its determination of the Market Rate. The Market Rate shall be the determination that is between the highest and lowest determination;

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provided, however, if two determinations are the same, then such determination shall be the Market Rate. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

               (vi) Upon any renewal of the Lease pursuant to the terms of this
Section 2.01(b), Landlord and Tenant shall execute and deliver an amendment to the Lease confirming the same.

          2.02. USE. The Leased Premises are to be used and occupied solely for general office purposes and for no other purpose.

          2.03. RENTAL.

          (a) Tenant hereby agrees to pay, as base annual rental ("Base Rental") for the lease and use of the Leased Premises, an annual amount per square foot of Net Rentable Area of the Leased Premises, as specified below, multiplied by the Net Rentable Area of the Leased Premises:

                                               Base Rental
          Year                              (per square foot)
          ----                              -----------------

           1                                     $26.50
           2                                     $27.16
           3                                     $27.84
           4                                     $28.54
           5                                     $29.25
           6                                     $29.98
           7                                     $30.73
           8 (partial)                           $31.50

The years specified above ("Lease Years") constitute successive twelve (12) month periods during the term following the Commencement Date, beginning on the Commencement Date.

          (b) Tenant shall also pay, as additional rent (i) Tenant's proportionate share (as defined in Section 2.03(e) hereof) of Basic Operating Cost (as defined in Section 2.04(b) hereof), and (ii) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies for default in the payment of any additional rent as are available to Landlord in the case of default in the payment of Base Rental.

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          (c) Base Rental, together with Tenant's proportionate share of any
Estimated Basic Operating Cost (as defined in Section 2.04(a) hereof), shall be due and payable in twelve (12) equal installments in advance on the first day of each calendar month during each Lease Year (as to Base Rental) and each calendar year (as to Estimated Basic Operating Cost) during the initial term and any extensions or renewals thereof. Tenant hereby agrees to so pay such rent, as well as all additional rent, to Landlord at such address as may be designated by Landlord without demand and without any reduction, abatement, counterclaim or setoff (except as set forth in Sections 2.03(f), 3.02(c), 5.01 and 5.05). If the term of this Lease commences on any day other than the first day of a month, then the Base Rental and other additional rental provided for herein for such month shall be prorated and the installment or installments so prorated shall be paid in advance.

          (d) If this Lease shall not specifically provide the date by which any item or component of additional rent shall be due and payable, the same shall be due and payable ten (10) days after Landlord's invoice or demand therefor. All past due installments of rent, after expiration of the notice and cure periods provided under Section 5.09 of this Lease, shall bear interest from the date due until paid at the lesser of the following rates (the "Interest Rate"): the maximum rate permitted by applicable law or two percent (2%) above the prime commercial lending rate announced by The Chase Manhattan Bank, N.A. at its principal office in effect from time to time, such interest rate to change automatically, effective as of the date of each change in such prime rate. Tenant's obligation to pay the rent due under this Lease for the term of this Lease shall survive the expiration or termination of this Lease.

          (e) The term "Tenant's proportionate share" shall mean, for any year, that percentage found by dividing

               (i) the average (computed on a daily basis) Net Rentable Area of the Leased Premises during the portion of the Lease term occurring in such year, by

               (ii) the greater of (A) 95% of the average (computed on a daily basis) Net Rentable Area of the office space in the Project during such year, or (B) the average (computed on a daily basis) Net Rentable Area of the office space in the Project actually occupied during such year.

          (f) Notwithstanding anything contained in this Section 2.03 to the contrary, Tenant shall not be required to pay the installments of Base Rental and Tenant's proportionate share of Basic Operating Cost (or Estimated Basic Operating Cost) for the first

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two (2) months of the Initial Term of this Lease (the "First Abatement Period"), and with regard to 4,567 square feet of Net Rentable Area of the Leased
Premises, Tenant shall not be required to pay the installments of Base Rental and Tenant's proportionate share of Basic Operating Cost (or Estimated Basic Operating Cost) for the first five (5) months following the First Abatement Period (the "Second Abatement Period"); provided, that Tenant shall be obligated to pay all other sums of money due and payable by Tenant to Landlord under this Lease during the Abatement Periods.

          2.04. BASIC OPERATING COST.

          (a) The estimated Basic Operating Cost ("Estimated Basic Operating Cost") for any particular calendar year shall be the Basic Operating Cost for such calendar year as reasonably estimated by Landlord prior to commencement of such calendar year (and prior to the Commencement Date with respect to the first calendar year of the Lease term).

          (b) The term "Basic Operating Cost" means all operating expenses of the Project (including the Land), computed on the accrual basis and determined in accordance with generally accepted accounting principles consistently applied. The term "operating expenses" shall mean all reasonable expenses and costs (but excluding charges separately billed to specific tenants) of every kind and nature (in view of the standard set forth in Section 3.01) which Landlord shall pay or become obligated to pay for the ownership, management, maintenance and operation of the Project, including but not limited to, the following:

                    (i) The wages, salaries and related expenses of all on-site and, to the extent of their involvement in the Project, off-site personnel engaged in the operation and maintenance and security of the Project, and the costs of a property management office in the Project.

                    (ii) The costs of all supplies and materials used in the operation and maintenance of the Project.

                    (iii) The costs of all utilities for the Project, including
          (A) water, (B) sewer, (C) gas, (D) steam, (E) electricity, and
          (F) power for heating, lighting, air conditioning and ventilating.

                    (iv) The costs of all maintenance and service agreements for the Project and the equipment therein, including janitorial services, heating, air conditioning and ventilation systems, access control system, trash hauling, window cleaning and elevator systems.

                    (v) The costs of accounting and other professional services, including the costs of audits by certified public accountants.

                    (vi) The Office Space Portion (as defined below) of the costs of all insurance maintained on or with respect to the Project and Landlord's and the property management company's personal property used in connection therewith, including but not limited to, all-risk property insurance (including coverage for the replacement cost of the building standard improvements described on EXHIBIT B ("Building Standard Improvements") and the Building Shell), liability insurance and rental abatement insurance.

                    (vii) The costs of repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties).

                    (viii) The costs of any and all maintenance related to public areas, including sidewalks and landscaping on the Land or related to the Project.

                    (ix) The Office Space Portion of all taxes, assessments, sewer and vault rents, service payments in lieu of taxes, excises, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority or taxing district upon the Project, the Land, the operation of the Project or the rent provided for in this Lease. It is agreed that Tenant will be responsible for and pay, all ad valorem taxes on Tenant's Personal Property (as defined below). As used in this Lease, the term "Personal Property" means (A) tangible personal property including, furniture, furnishings, trade fixtures and business equipment of a tenant or occupant for the conduct of its business, and
          (B) documents, files, papers, computer or other information storage media or materials, any books and records, library materials, or any computer programs or software.

                    (x) Amortization on a straight line basis of the cost, together with reasonable financing charges, of capital investment items which are made for the primary purpose of reducing operating costs (but only if Landlord reasonably expects the annual reduction in Basic Operating Cost to exceed the annual amortized cost of any such capital investment item) or complying with the laws, rules or regulations of any governmental authority which are enacted after the Effective Date of this Lease. All such costs shall be amortized over the useful life of the capital investment items with the useful life and amortization schedule being determined in accordance with generally accepted accounting principles (in no event to extend beyond the useful life of the Project).

                    (xi) The management fees payable for the management of the Project; provided, however, for purposes of this Lease, Tenant's proportionate share thereof shall be equal to the sum of (i) three percent (3%) of Tenant's Base Rental plus (ii) three percent (3%) of Tenant's proportionate share of Basic Operating Cost (exclusive of this item (xi)).

               The term "Office Space Portion" means a fraction, the numerator of which is the Net Rentable Area of office space in the Project and the denominator of which is the sum of (1) the total Net Rentable Area of the office space in the Project plus (2) the total Usable Area of any commercial space in the Project.

               (c) Notwithstanding the foregoing provisions of Section 2.04(b), the following shall be excluded or deducted from Basic Operating Cost:

                    (i) the costs related to the garage portion of the Project (except that no separate allocation to the garage portion shall be made for insurance and taxes, as identified in Sections 2.04(b)(vi) and (ix), and Basic Operating Cost shall include the Office Space Portion of the total tax and insurance costs for the entire Project);

                    (ii) the costs and expenses of all utilities and inspection, maintenance, service and repair of the Usable Area of any commercial space;

                    (iii) payments of principal and interest on debt or amortization payments on any mortgage and rental or any other payments under any ground lease or other underlying lease, except as may be amortized pursuant to Section 2.04(b)(x) and except to the extent a portion of such rental payments represent the payment of taxes or insurance under any such mortgages, ground lease or underlying lease (or payments in lieu thereof);

                    (iv) any non-cash items, including but not limited to deductions for income tax purposes on account of depreciation and amortization (except as provided in Section 2.04(b)(x));

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


                    (v) leasing commissions, brokerage fees, legal fees and other similar costs incurred in connection with procuring tenants for the Project;

                    (vi) costs of preparing space in the Project for occupancy by tenants;

                    (vii) advertising and promotional expenses (excluding costs of bulletins and newsletters distributed to tenants of the Project or prospective tenants);

                    (viii) professional fees incurred by Landlord in the preparation of leases or in disputes with tenants;

                    (ix) costs and expenses related solely to ownership (as distinguished from operation, management and maintenance), or the transfer of ownership, of the Project, except as expressly provided in
          Section 2.04(b)(ix);

                    (x) costs of renovating, decorating, special cleaning or other material services provided to other tenants of the Project at no additional cost which are not available to Tenant;

                    (xi) costs included in Basic Operating Cost for which Landlord receives a refund or reimbursement;

                    (xii) fines or penalties incurred by Landlord to the extent such fines or penalties are not the result of an act (or failure to act) of Tenant;

                    (xiii) costs incurred as a part of the original construction of the Project including the costs of correcting defects in the original construction of the Project (but not the costs of ordinary and customary repair for normal wear and tear):

                    (xiv) salaries, benefits and other compensation paid to officers, directors and executive employees above the level of senior property manager (other than the management fee); and

                    (xv) except for the management fee, any fees or costs for services or materials of a related person or entity of Landlord to the extent that any such amount exceeds the competitive amount payable for comparable services or materials of comparable quality provided by unrelated persons or entities of comparable skill, competence and experience.


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


                    (xvi) costs incurred to correct violations of laws, rules or regulations in effect as of the Effective Date of this Lease:

                    (xvii) costs for capital improvements, except as expressly permitted under Section 2.04(b)(x);

                    (xviii) costs incurred to cleanup, contain, abate, remove or otherwise remedy asbestos or hazardous waste (as determined by federal, state or local laws or regulations) from the Project unless the condition requiring such remediation is caused by Tenant, its agents, invitees or subtenants;

                    (xix) income, franchise, gift, transfer, profit, excise, estate, inheritance capital gain or capital stock taxes; provided, however, that if at any time during the term of this Lease the present method of taxation or assessment on real estate and the improvements thereon shall be assessed or imposed as a substitute for, in addition to, or in lieu of, taxes, assessments, levies, impositions or charges in effect as of the Effective Date of this Lease, any taxes, assessments, levies, impositions or charges assessed or imposed, wholly or partially, as a capital levy or otherwise, on the rents received from the Project or the rents reserved herein or any part thereof, then such assessments, levies, impositions or charges, to the extent so levied, assessed or imposed with respect to the Project, shall be deemed to be included in Basic Operating Cost;

                    (xxi) costs of purchasing paintings, sculptures or other art work for display in the Project;

                    (xxii) rentals and related expenses incurred in leasing equipment ordinarily considered of a capital nature;

                    (xxiii) reserves for repairs, maintenance and replacements;

                    (xxiv) damages paid or payable by Landlord as a result of Landlord's willful misconduct or a final nonappealable judgment against Landlord resulting from Landlord's negligence; and

                    (xxv) costs arising from a breach of this Lease by Landlord or a breach by Landlord of any other lease in the Project to the extent such costs would not have been incurred if such breach had not incurred.

               (d) Notwithstanding any other provision herein to the contrary, in the event 95% of the Net Rentable Area of office space in the Project is not occupied and fully provided with building standard services during any part of any calendar year, Basic Operating Cost for such year shall be computed, using reasonable projections, as though 95% of the Net Rentable Area of office space in the Project had been so occupied and provided with building standard services for the entire calendar year. Landlord agrees that any such computation will be limited to an adjustment of only those components of Basic Operating Cost that are affected by variations in occupancy levels and Landlord further agrees that the Annual Statement will reflect any such adjustments.

               (e) Subject to the standard set forth in Section 3.01 of this Lease, Landlord shall use reasonable efforts to control Basic Operating Costs.

               2.05. RECONCILIATION OF BASIC OPERATING COST.

               (a) In the event that the Basic Operating Cost for any calendar year during the term of this Lease exceeds the Estimated Basic Operating Cost for such calendar year, Tenant shall pay to Landlord, as additional rent for such year, an amount (the "Basic Operating Cost Underpayment") equal to Tenant's proportionate share of the difference between the Basic Operating Cost for that year and the Estimated Basic Operating Cost.

               (b) In the event that the Basic Operating Cost for any calendar year during the term of this Lease is less than the Estimated Basic Operating Cost for such calendar year, Landlord shall refund to Tenant an amount (the "Basic Operating Cost Overpayment") equal to Tenant's proportionate share of the difference between the Basic Operating Cost for that year and the Estimated Basic Operating Cost.

               (c) If this Lease shall commence on other than the first day of a calendar year or if this Lease shall terminate on other than the last day of a calendar year, Tenant's liability for Estimated Basic Operating Cost for such calendar year, as well as Tenant's or Landlord's liability under Section 2.05(a) or 2.05(b), shall be computed on a pro-rata basis.

               (d) Landlord shall, within one hundred twenty (120) days after the end of any calendar year, all or any portion of which falls during the term of this Lease, determine the Basic Operating Cost for such calendar year. If
Section 2.05(a) shall be applicable, Tenant shall pay the Basic Operating Cost Underpayment to Landlord within thirty (30) days of receipt of an invoice therefor, accompanied by a copy of a reasonably detailed statement of Basic Operating Cost for the calendar year and Tenant's proportionate share thereof (the "Annual Statement"). Landlord shall prepare the Annual Statement based on an audit of the operating expenses of the Project prepared by an independent nationally recognized firm containing certified public accountants and shall certify to Tenant that the Annual Statement has been prepared in accordance with the terms of this Lease. If Section 2.05(b) shall be applicable, Landlord shall refund the Basic Operating Cost Overpayment to Tenant within thirty (30) days of sending the Annual Statement to Tenant.

               (e) Tenant shall have the right to inspect Landlord's books and records with respect to all or any Basic Operating Cost; provided that such right, as well as Tenant's to dispute the payment of any Basic Operating Cost item, shall expire on December 31 of the year following the year to which such item relates. Landlord agrees that Tenant shall receive Tenant's proportionate share of any adjustments to Basic Operating Cost as established by any audit or review conducted by any other tenant of the Project during the term of this Lease. Tenant may engage an independent nationally recognized firm containing certified public accountants to audit Landlord's books and records with respect to all or any Basic Operating Cost for a calendar year if Tenant gives Landlord notice of its intention to do so by September 1 of the year following such year so long as Landlord has not notified Tenant prior to such date that the MWE Tenant is performing (or will perform) an audit or inspection with respect thereto. Tenant must conduct such audit in a manner that minimizes disruption to the normal operations of the property management office and must complete such audit and provide Landlord in writing any exceptions to the Annual Statement on or before December 31 of the year following the year to which the audit relates. Landlord and Tenant shall negotiate in good faith to resolve such exceptions. If Landlord and Tenant do not resolve such exceptions and Tenant obtains a final nonappealable judgment that Landlord overstated Basic Operating Cost by more than five percent (5%), Landlord shall refund any Basic Operating Cost overpayment determined thereby and reimburse Tenant for the actual costs of the audit. Tenant's rights under this Section 2.05(e) shall not excuse Tenant from the timely payment of any Basic Operating Cost Underpayment as shown by any Annual Statement.

                                      III.

               Landlord covenants and agrees with Tenant:

               3.01. STANDARDS OF PROJECT. To manage, operate and maintain the Project in accordance with a standard that will meet or exceed the standard established in other first-class office buildings in downtown Washington, D.C.

               3.02. SERVICES TO BE FURNISHED BY LANDLORD.

               (a) To furnish Tenant during Tenant's occupancy of the Leased Premises the following building standard services:

                    (i) Hot and cold water at those points of supply provided for general use of other tenants in the Project.

                    (ii) Central heating, ventilation and air conditioning ("HVAC") in season, subject to curtailment as required by governmental laws, rules or regulations, in such amounts as necessary, for reasonable comfort under load conditions which do not exceed (A) occupancy of one person per 250 square feet of Usable Area and (B) power consumption for lighting and electrical equipment at a demand load of five (5) watts per square foot of Usable Area. Components of the HVAC system are designed to produce the indoor conditions below noted when the outdoor conditions are as stated:

                            Indoor Conditions                  Outdoor Conditions
                            -----------------                  ------------------

          Summer     75(degrees) Fahrenheit dry bulb     95(degrees) Fahrenheit dry bulb
                     Relative humidity not               78(degrees) Fahrenheit wet bulb
                     to exceed 55%

          Winter     70(degrees) Fahrenheit dry bulb      0(degree)  Fahrenheit dry bulb


          Landlord shall furnish such service to Tenant between the hours of 8:00 A.M. and 8:00 P.M., Monday through Friday, and 9:00 A.M. and 4:00 P.M., Saturday, excluding the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and President's Day. Landlord shall use all reasonable efforts to provide such service to Tenant within the temperature ranges set forth above.

                    (iii) Routine maintenance, painting and electric lighting service for all public areas and service areas of the Project consistent with the standard established in Section 3.01.

                    (iv) Janitorial service (including lavatory supplies) in accordance with EXHIBIT F on a five (5) day week basis; provided however, if Tenant's Improvements require special cleaning in excess of the services set forth in EXHIBIT F, Tenant shall pay the additional cleaning cost, if any, attributable thereto, unless Tenant instructs Landlord in writing not to perform such special cleaning. Landlord shall provide Tenant notice of the need for any special cleaning of the initial Tenant Improvements prior to the Commencement
          Date.

                    (v) Sufficient electricity to serve the Leased Premises for
          (A) lighting at high voltage (277 volts, single phase) to the extent that the demand load of said lighting does not exceed one and one-half (1.5) watts per square foot of Usable Area and (B) office and other equipment of low electrical consumption at standard voltage (120 volts, single phase) to the extent that the demand load of said equipment does not exceed three and one-half (3.5) watts per square foot of Usable Area. Notwithstanding the foregoing, if Tenant shall install:

                              (1) any (single) air-conditioning unit having a
                         rated capacity of more than three tons,

                              (2) any (single) photocopier having a rated
                         electric demand of more than three kilowatts, or

                              (3) any (single) piece of equipment (other than an
                         air-conditioning unit or photocopier) that has the capacity to consume more than three kilowatt hours of electricity per hour,

          (any such unit or piece of equipment being herein called "High Capacity Electric Equipment"), then the electricity consumed by such High Capacity Electric Equipment shall be separately metered (at Tenant's expense) and the cost of such electricity shall be paid separately by Tenant.

                    (vi) Bulbs, starters and ballasts for building standard light fixtures in the Leased Premises.

                    (vii) Access control for the Project, which will include
          (A) perimeter electronic access control with an elevator "lock-off" feature, and (B) on-site manned security, twenty-four (24) hours, seven (7) days a week; provided, however, Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damages done by persons in the Project (including the Land). Tenant shall have access to the Leased Premises (except in the case of an emergency) twenty-four (24) hours per day, seven (7) days per week. Landlord shall furnish to Tenant a reasonable number (not to exceed one per employee occupying the Leased Premises) of access control keys at no cost to Tenant on or prior to the Commencement Date. Any additional keys requested by Tenant shall be paid for by Tenant in an amount equal to Landlord's actual cost.

                    (viii) Public elevator service, including freight elevator service, servicing the floor(s) on which the Leased Premises are situated, twenty-four (24) hours per day, seven (7) days per week, except in the case of an emergency and routine maintenance and repairs (provided, however, at least one passenger elevator shall be operational at all times other than emergencies).

               (b) If Tenant requests any of the services referred to in Section 3.02(a) in amounts in excess of or at times in addition to, those described in
Section 3.02(a), Tenant shall pay Landlord as additional rent hereunder Landlord's actual cost of providing such additional services.

               (c) Except as otherwise expressly provided in this Section 3.02(c), failure by Landlord to any extent to furnish any services to Tenant, the Leased Premises and the Project, or any cessation thereof, shall not render Landlord liable in any respect for damages to person, property, or otherwise, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. If any of the equipment or machinery utilized in supplying the services listed in Section 3.02(a) break down, or for any cause cease to function properly, Landlord shall, however, use reasonable diligence to repair the same promptly. Notwithstanding anything in this Section 3.02(c) to the contrary, if failure to provide the services under Section 3.02(a) for any reason within Landlord's reasonable control shall materially interfere with Tenant's use of the Leased Premises (or a portion thereof) for normal office purposes requiring Tenant to undertake measures out of the ordinary to conduct its business in the Leased Premises (a "Material Interruption") for a period of five (5) consecutive business days, then rent hereunder shall abate in the same proportion as the portion of the Leased Premises affected by the Material Interruption bears to the entire Leased Premises commencing on the sixth (6th) business day thereafter and continuing until the Material Interruption shall cease.

               3.03. KEYS AND LOCKS. To furnish Tenant with a reasonable number (not to exceed one per employee occupying the Leased Premises) of keys for each corridor door entering the Leased Premises, and additional keys at a charge by Landlord equal to Landlord's actual cost on an order signed by Tenant. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord's written permission, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

               3.04. WINDOW COVERINGS. To provide window coverings as standard in the Project at no cost to Tenant. Tenant agrees to use the building standard window coverings on the windows on the exterior of the Project. Any window coverings in addition thereto are subject to Landlord's prior written approval.

               3.05. GRAPHICS. To provide and install, at no cost to Tenant, Tenant's name and suite numerals at the main entrance door to the Leased Premises if requested by Tenant. All such letters and numerals shall be in the building standard graphics. All other signs or graphics of Tenant visible in or from the exterior of the Project, public corridors or elevators shall be subject to Landlord's prior written approval. Landlord will, at Landlord's cost, provide initial directory information strips for the initial installation of Tenant's name and the names of such personnel of Tenant as Tenant may request prior to the commencement of the Initial Term in the building directory located on the main floor; provided, however, during the term of this Lease Tenant shall not be entitled to more than Tenant's proportionate share of directory information strips. Any changes to the initial strips shall be made by Landlord at Tenant's request and expense.

               3.06. REPAIRS BY LANDLORD. That Landlord shall only be required to make such Improvements or repairs or replacements as may be required for normal maintenance of the Leased Premises, and such additional maintenance as may be necessary because of damages by persons other than Tenant, its agents, employees, invitees or visitors. Except as provided in this Section 3.06, the obligation of Landlord to maintain and repair the Leased Premises shall be limited to any Building Standard Improvements. Except as provided in this
Section 3.06, any Improvements other than Building Standard Improvements, at Tenant's written request and expense, will be maintained by Landlord at an amount equal to Landlord's actual cost thereof. Landlord shall maintain and repair (i) the exterior and structural parts of the Project, (ii) the Common Areas and General Common

Areas and (iii) the HVAC, mechanical, electrical and plumbing systems of the Project, excluding separate systems, if any, installed by, or on behalf of, Tenant.

               3.07. PEACEFUL ENJOYMENT. That Tenant shall, and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof provided that Tenant pays the rental herein recited and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of the Landlord's interest hereunder.

               3.08. LAWS AND REGULATIONS. To comply with all laws, ordinances, orders, rules and regulations (federal, municipal or promulgated by the other agencies or bodies having any jurisdiction thereof) relating to the Project other than those where compliance is required of Tenant pursuant to this Lease or other tenants of the Project pursuant to their respective leases in the Project.


                                       IV.

               Tenant covenants and agrees with Landlord:

               4.01. PAYMENTS BY TENANT. To pay all rent and sums provided to be paid to Landlord hereunder at the times and in the manner herein provided.

               4.02. DAMAGE TO PROJECT. Subject to the provisions of Section 5.14, at Tenant's own cost and expense, to repair or replace any damage or injury, done to the Project caused by Tenant or Tenant's agents, contractors, employees, invitees or visitors; provided, however, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay Landlord's actual cost thereof to Landlord on demand; provided, however, if such repair or replacement does not affect the structure of the Project, the Common Areas or General Common Areas, or the HVAC, mechanical, electrical, life-safety or plumbing systems of the Project, Landlord shall not make such repairs or replacements unless Tenant has failed to make such repairs or replacements within twenty (20) days after receipt of written notice from Landlord of the need for such repairs or replacements.

               4.03. CARE OF THE LEASED PREMISES. Not to commit or allow any waste or damage to be committed on any portion of the Leased Premises or the Project, and at the termination of this Lease, by lapse of time or otherwise, to deliver up the Leased

Premises to Landlord broom clean and in as good condition as such premises existed at the date of occupancy of the Leased Premises, ordinary wear and tear, permitted Alterations, damage from fire or casualty or other damage not required to be repaired or replaced by Tenant excepted.

               4.04. ASSIGNMENT AND SUBLETTING.

               (a) Tenant shall initially occupy the Leased Premises (excluding the Exempt Sublease Space, as defined in Section 4.04(c) below). In the event Tenant should desire to sublet (or attempt to sublet) the Leased Premises or any part thereof (subletting, for the purposes hereof, including the granting of concessions or licenses for the occupancy thereof) or to assign this Lease, Tenant shall give Landlord written notice thereof ("Tenant's Initial Assignment/Subletting Notice"). Landlord shall then have a period of thirty
(30) days following receipt of such Tenant's Initial Assignment/Subletting Notice within which to notify Tenant in writing that Landlord elects (i) to terminate this Lease as to the space so affected effective not more than six (6) months after the date of Tenant's Initial Assignment/Subletting Notice, in which event Tenant will be relieved from and after such date of all further obligations hereunder as to such space, or (ii) to permit Tenant to sublet such space or to assign this Lease, subject, however, to the conditions set forth below. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (ii) above.

               (b) If Landlord elects option (a)(ii) above, the following shall apply (and be conditions thereto):

                        (i) At the time of any such subletting or assignment, this Lease is in full force and effect and there is no default hereunder on the part of Tenant beyond the applicable notice and cure period, if any.

                        (ii) The proposed sublessee or assignee must be creditworthy and of a kind and type customarily found in first-class office buildings of high quality in Washington, D.C. Tenant shall notify Landlord of the proposed sublessee or assignee at least thirty (30) days in advance of the subletting or assignment (which notification shall include current financial data with respect to the party proposed) and Landlord shall approve or disapprove the proposed sublessee or assignee within fifteen (15) days of such notice. If such financial data was included in Tenant's Initial Assignment/Subletting Notice, such approval or disapproval shall not be required until fifteen (15) days after Landlord elects option 4.04(a)(ii) above. In no event shall the following be considered as suitable sublessees under this subsection (b): any governmental body, agency or bureau (of the United States, any state, county, municipality or any subdivision thereof); any foreign government or subdivision thereof; any health care professional or health care service organization; schools or similar organizations, employment agencies; radio, television or other communication stations, restaurants; courier services; and retailers offering retail services from the Leased Premises.

                        (iii) A copy of the original sublease or assignment (and all amendments thereto) shall be delivered to Landlord within fifteen (15) days from the effective date thereof.

                        (iv) Any such subletting or assigning shall be subject and subordinate to all the terms, covenants and conditions of this Lease, and any assignee must assume in writing all of the obligations of Tenant under this Lease.

                        (v) If the aggregate rental, bonus or other consideration paid by the sublessee of any such space or the assignee under the Lease exceeds the sum of (A) Tenant's rent to be paid to Landlord for such space during such period and (B) the out-of-pocket costs and expenses actually incurred by Tenant under or in connection with such sublease or assignment (including costs and expenses of finishing out or renovation of the space involved, cash rental concessions, abated rent, downtime (which for purposes hereof is the period commencing on the later of (1) vacation of the applicable space by Tenant, or
               (2) the listing of such space for sublease, and ending on the commencement of the term of the applicable sublease) and rental commissions actually paid), then fifty percent (50%) of such excess shall be paid to Landlord within fifteen (15) days after receipt by Tenant.

                        (vi) Any subletting or assignment by Tenant shall not relieve Tenant of any obligation under this Lease; the granting of any such release shall be at Landlord's sole discretion. At the sole discretion of Landlord, any attempted assignment or sublease by Tenant in violation of the terms of this Section 4.04 shall be void and shall constitute a default hereunder. Any assignment shall be of the entire Lease.

                        (vii) Any advertising and promotional materials to be distributed in connection with any proposed subletting or assignment permitted herein are subject to the prior written approval of Landlord, which is not to be unreasonably withheld.

               (c) Notwithstanding the provisions of Section 4.04(a) and (b), if Tenant desires to sublease, in one or more transactions, up to an aggregate of
5.000 square feet of Net Rentable Area (the "Exempt Sublease Space") and Tenant continues to occupy (i.e., not subject to subleases) the remainder of the Leased Premises, then Landlord shall not be entitled to exercise its right to terminate the Lease under Section 4.04(a)(i); however all other terms and provisions of Sections 4.04(a) and (b) shall apply.

               4.05. ALTERATIONS, IMPROVEMENTS AND TENANT'S PERSONAL PROPERTY.

               (a) Not to permit the Leased Premises to be used for any purpose other than that stated in the use clause hereof, or make or allow to be made any Alteration (as defined below) in or to the Leased Premises, without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld as long as such Alteration (i) is not visible from the exterior of the Leased Premises or the Project, and (ii) will not affect the electrical, plumbing, mechanical, HVAC or life-safety systems or structural components of the Project. As used in this Lease, the term "Alteration" means the construction, installation, relocation or removal of any Improvement. As used in this Lease, the term "Improvement" means any addition, improvement or equipment installed in or attached to the Project or to any space therein (including without limitation the Tenant Improvements referred to in EXHIBIT C), regardless of by whom, excluding Tenant's Personal Property and the Personal Property of any other tenant or occupant of the Project. Tenant shall comply with (and shall cause all of its contractors and subcontractors to comply with) the reasonable rules and regulations regarding the prosecution of construction work in the Project as Landlord shall adopt from time to time during the term of this Lease. The preceding notwithstanding, Landlord's consent shall not be required for any Alteration that is of a cosmetic nature such as painting, wallpapering and installing carpeting.

               (b) Any Improvements, when made to the Leased Premises, shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise.

               (c) Tenant shall not allow any liens or notices of liens to be filed against the Leased Premises or the Project in connection with any Alterations performed in the Leased Premises. If any such liens or notices of liens shall be filed, Tenant shall immediately cause the same to be released by bonding or other method acceptable to Landlord.

               (d) Tenant shall indemnify and hold Landlord harmless from all costs, damages, claims and expenses (including attorneys' fees) arising out of or relating to any Alterations performed in the Leased Premises, including any occasioned by the filing of any lien.

               (e) Within thirty (30) days after the completion of any Alterations performed in the Leased Premises, Tenant shall furnish Landlord with a statement of costs thereof and "as built" architectural and engineering working drawings therefor.

               (f) Upon termination of this Lease by lapse of time or otherwise, Tenant shall remove all of Tenant's Personal Property. If Tenant fails to remove any thereof upon termination of this Lease, Landlord may have the same removed and any resulting damage repaired at Tenant's expense. In such event, such property will automatically become the property of Landlord and may be disposed of by Landlord in its sole discretion, without any right of reimbursement therefor to Tenant.

               4.06. LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE. Not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire, or permit anything to be done which would in any way increase the rate of all-risk property insurance coverage on the Project and/or its contents. Tenant agrees specifically that if Tenant installs food, soft drink or other vending machines within the Leased Premises (i) such vending machines shall be installed only in areas approved by Landlord, (ii) such vending machines shall be solely for the use of Tenant, its personnel and visitors, and (iii) Tenant shall comply, and shall cause all vendors to comply, with Landlord's rules and regulations regarding deliveries or service calls (including pest control) made in connection with such food, soft drink and other vending machines.

               4.07. LAWS AND REGULATIONS; RULES OF THE PROJECT.

               (a) To comply with all laws, ordinances, orders, rules and regulations (federal, municipal or promulgated by other agencies or bodies having any jurisdiction thereof) relating to the use, condition (provided, however, Tenant shall not be required to make any Alteration to the Project (as opposed to the Tenant Improvements) solely as a result of Tenant's use of the Leased Premises for general office space) or occupancy of the Leased Premises.

               (b) To comply with the reasonable and consistently applied rules of the Project adopted by Landlord from time to time for the safety, care and cleanliness of the Leased

Premises and the Project and for preservation of good order therein, all of which will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant.

               4.08. ENTRY FOR REPAIRS AND INSPECTION. To permit Landlord or its agents or representatives to enter into and upon any part of the Leased
Premises at all reasonable hours to inspect same, clean or make repairs, alterations or additions thereto, as Landlord may deem necessary or desirable, and Tenant shall not be entitled to any abatement or reduction of any sums due under this Lease by reason thereof. Landlord shall use reasonable efforts to minimize any interference to Tenant's ongoing business in connection with any entry by Landlord into the Leased Premises pursuant to this Section 4.08 and, in all instances except emergencies and the delivery of the services to be provided by Landlord under Section 3.02 of this Lease, to provide Tenant with reasonable advance notice of such entry.

               4.09. NUISANCE. To conduct its business and control its agents, employees, contractors, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Project.

               4.10. MORTGAGE. That this Lease is subject and subordinate to any first lien mortgage or deed of trust which may now or hereafter encumber the Project and to all renewals, modifications, consolidations, replacements and extensions thereof; provided that such subordination is conditioned upon Tenant, the holder of such mortgage and Landlord entering into a Subordination, Nondisturbance and Attornment Agreement in the form attached hereto as EXHIBIT E or such other form as is reasonably acceptable to such holder. Landlord shall cause the current mortgagee on the Project to execute an agreement in the form attached as EXHIBIT E. Notwithstanding the foregoing, Tenant agrees that at any time, the holder of a mortgage or deed of trust on the Project may unilaterally subordinate its lien, in whole or in part, to this Lease, effective upon recording such subordination in the Land Records of the District of Columbia.

               4.11. ESTOPPEL CERTIFICATE. That, at Landlord's request, Tenant will within ten (10) business days of receipt execute an estoppel certificate certifying as to such facts (if true) as Landlord (or mortgagees or proposed purchasers of the Project) may reasonably request (including, in the case of mortgagees, reasonable notice provisions, term commencement, tenant's acceptance of the premises and the absence of defaults).

               4.12. TENANT'S REMEDIES. That Tenant specifically agrees to look solely to Landlord's interest in the Project and Land (including Landlord's interest in rental income and proceeds from any sale of Landlord's interest less the costs of such sale and less any portion of such proceeds applied to mortgage indebtedness or operating expenses of the Project) for the recovery of any judgment from Landlord, its partners (if any), directors, officers, employees, agents or representatives (collectively, the "Landlord Parties") it being agreed that the Landlord Parties shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against the Landlord Parties, or to maintain any suit or action in connection with enforcement of collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord. If Tenant obtains a final nonappealable money judgment against Landlord and such judgment remains unpaid for a period of sixty
(60) days after notice thereof is given to Landlord and any mortgagee, Tenant may setoff such amount against the rent next due under this Lease.

               4.13. LIGHT AND AIR. That this Lease does not grant Tenant any easement concerning light, air or view and the hindrance, elimination or shutting off of light, air or view by any structure erected on lands other than the Land, shall in no way affect Tenant's obligations under this Lease or give rise to any liability of Landlord to Tenant with respect thereto.



                                       V.

               Landlord and Tenant mutually covenant and agree as follows:

               5.01. CONDEMNATION. If the Leased Premises or a substantial portion of the Project shall be taken or condemned for any public purpose to such an extent as to render the Leased Premises unusable for the normal conduct of Tenant's business ("Untenantable"), this Lease shall, at the option of either party, cease and terminate as of the date of such taking or condemnation. Each party shall notify the other of its election to terminate within thirty
(30) days after receipt of notice of such taking or condemnation. If only a portion thereof shall be so taken so as not to render the remainder Untenantable, all rent shall abate with respect to the portion so taken. All proceeds from any taking or condemnation of the Leased Premises or the Project shall belong to and be paid to Landlord; provided that, in the event of a condemnation, nothing hereunder shall restrict the right of Tenant to claim separately for moving expenses or for any other items so long as any such separate claim by Tenant does not result in any reduction of Landlord's award.

               5.02. DAMAGES FROM CERTAIN CAUSES. None of the Landlord Parties shall be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body, or authority, or for any other causes beyond Landlord's control. All goods, property or personal effects stored or placed by Tenant in or about the Project shall be at the sole risk of Tenant.

               5.03. [INTENTIONALLY DELETED].

               5.04. HOLDING OVER. In the event of holding over by Tenant after expiration or termination of this Lease without the consent of Landlord, Tenant shall pay, as Base Rental, (i) for the first ninety (90) days after expiration or termination of this Lease, 150% of the Base Rental which Tenant was obligated to pay for the month immediately preceding the end of the term of this Lease for each month or any part thereof of any such holdover period (plus any additional rent), and (ii) after the first ninety (90) days after the expiration or termination of this Lease, 200% of the Base Rental which Tenant was obligated to pay for the month immediately preceding the end of the term of this Lease for each month or any part thereof of any such holdover period (plus any additional rent). No holding over by Tenant after the term of this Lease shall operate to extend the Lease term. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other lessee to whom Landlord may have leased all or any part of the Leased Premises covered hereby. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month on the terms agreed upon by Landlord and Tenant.

               5.05. CASUALTY. (a) In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord.

               (b) If the Leased Premises (or access thereto) or a substantial portion of the Project (or access thereto) shall be partially destroyed by fire or other casualty so as to render the Leased Premises Untenantable in whole or in part, the rental provided for herein shall abate thereafter as to the portion of the Leased Premises rendered Untenantable until such time as the Leased Premises are made tenantable (or access restored). Landlord agrees to commence and prosecute the repair of all casualty damage (regardless of the extent of the damage) promptly and with all due diligence. Notwithstanding the foregoing, in the event such destruction results in the Leased Premises being Untenantable in whole or in substantial part for a period reasonably estimated by a responsible, experienced and qualified contractor selected by Landlord ("Landlord's Contractor") to be nine (9) months or longer after the casualty, or in the event of total or substantial damage or destruction of the Project from any cause (for which the period to restore is reasonably estimated by Landlord's Contractor to be nine (9) months or longer after the casualty), then Landlord shall have the right to terminate this Lease and all rent owed up to the time of such destruction or termination shall be paid by Tenant (it being understood that Tenant shall pay rent on all tenantable space until termination of this Lease). Landlord shall give Tenant written notice of its decisions, estimates or elections under this Section 5.05 as soon as reasonably practicable, but no later than sixty (60) days after any such damage or destruction.

               (c) In the event of destruction to the Leased Premises (or access thereto) or a substantial portion of the Project (or access thereto) resulting in the Leased Premises being Untenantable in whole or in substantial part for a period reasonably estimated by Landlord's Contractor to be nine (9) months or longer after the date of the casualty and Landlord has not terminated this Lease as provided in Section 5.05(b), then Tenant shall have the right, within thirty (30) days after Landlord delivers the estimate to Tenant of time to restore, to terminate this Lease by written notice to Landlord. In the event that Landlord's Contractor estimates that the Leased Premises can be made tenantable within nine (9) months after the date of the casualty, but the Leased Premises have not been made tenantable within one (1) year after the date of the casualty subject to any delays caused by Tenant or outside the reasonable control of Landlord, then Tenant shall have a second right to terminate this Lease by providing written notice thereof to Landlord within fifteen (15) days following the end of the one (1) year period described above.

               (d) Notwithstanding anything contained in this Section 5.05, Landlord shall be obligated to restore or rebuild only the portion of the Leased Premises which consists of Building Shell and Building Standard Improvements, and nothing herein shall be construed to obligate Landlord under any circumstances to repair or restore any other Improvements.

               5.06. ATTORNEYS' FEES. In the event Landlord or Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the non-defaulting party places the enforcement of this Lease, or any part thereof (including the collection of any rent due, or to become due hereunder, or recovery of the possession of the Leased Premises), in the hands of an attorney, or files suit upon the same, the non-prevailing party agrees, to the extent permitted by applicable law, to pay the prevailing party all reasonable attorneys' fees incurred by the prevailing party.

               5.07. AMENDMENTS. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

               5.08. ASSIGNMENTS BY LANDLORD. Landlord or any successor-in-interest to Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Project and property referred to herein, and in such event and upon the transferee Landlord's assumption in writing of transferor Landlord's obligations thereafter accruing hereunder (any such transferee to have the benefit of, and be subject to, the provisions of Section 4.12), no further liability or obligation shall thereafter accrue against transferor Landlord hereunder. Notwithstanding the foregoing provisions of this Section 5.08, if the purchaser or transferee shall also assume the Landlord's obligations theretofore accrued hereunder then (i) the seller or transferor shall be released from any liability to Tenant with respect to such obligations and (ii) the parenthetical provision of Section 4.12 shall not be applicable to such seller or transferor. Upon request by transferor Landlord, Tenant agrees to execute a certificate certifying such facts (if true) as transferor Landlord may reasonably require in connection with any such assignment by transferor Landlord.

               5.09. DEFAULT BY TENANT. If default shall be made in the payment of any sum to be paid by Tenant under this Lease, and such default shall continue for ten (10) days after notice thereof (however, Landlord shall not be required to provide such notice more than once per calendar year during the term of this Lease, the second (2nd) such nonpayment during any calendar year constituting default without the requirement of notice), or default shall be made in the performance of any of the other covenants or conditions which Tenant is required to observe and to perform, and such default shall continue for twenty(20) days after notice thereof, or if the interest of Tenant under this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Tenant to declare Tenant as bankrupt or to delay, reduce or modify Tenant's capital structure if Tenant be a corporation or other entity, or if Tenant be declared insolvent according to law, or if any assignment of Tenant's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Tenant or its property, or if Tenant shall vacate (for more than ninety (90) days except in the case of Tenant listing such space for sublease) the Leased Premises during the term of this Lease or any renewals or extensions thereof, or, at the option of Landlord, if Tenant shall assign this Lease or sublet any portion of the Leased Premises except as permitted herein, or (if Tenant is a corporation) Tenant shall cease to exist as a corporation in the state of its incorporation, or (if Tenant is a partnership or other entity) Tenant shall be dissolved or otherwise liquidated, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Tenant by a party other than Landlord shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service or filing) and thereupon, at Landlord's option, Landlord may have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

               (a) Landlord may terminate this Lease and forthwith repossess the Leased Premises without demand or notice of any kind to Tenant (including any notice to quit) and remove all persons or property therefrom, and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises, (ii) the unpaid rent owed at the time of termination, plus interest thereon from the due date at the Interest Rate, (iii) an amount (if a positive number) equal to (A) the then present value (determined by discounting future amounts at the Government Obligation Rate) of the balance of the rent for the remainder of the term, less (B) the then present value (determined by discounting future amounts at the Government Obligation Rate) of the Fair Market Rent of the Leased Premises for said period and (iv) any other sum of money and damages owed by Tenant to Landlord. As used herein, the term "Government Obligation Rate" means the yield to maturity, as of the date of termination of this Lease, of United States government securities having a final maturity closest to the scheduled expiration date of this Lease, as published in the WALL STREET JOURNAL or other recognized source. As used herein, "Fair Market Rent" means the rent that a willing landlord under no compulsion would agree to accept, and a willing tenant under no compulsion would agree to pay, for the balance of the term of this Lease, after deducting therefrom all market concessions and anticipated costs in leasing the Leased Premises (including an allowance for the period of time in which the Leased Premises is anticipated to be vacant), in each case, as reasonably allocated to the balance of the term of this Lease.

               (b) Landlord may terminate Tenant's right of possession (but not the Lease) and may repossess the Leased Premises by any lawful means without demand or notice of any kind to Tenant (including any notice to quit) and without terminating this Lease, and remove all persons or property therefrom, using such force as may be necessary and legally permissible (Tenant hereby waiving any claim by reason of such lawful reentry, repossession or removal or by issuance of any distress warrant or writ or sequestration). In such case, Landlord shall make reasonable efforts (it being agreed that "reasonable efforts" shall not require Landlord to make any effort to relet the Leased Premises or any portion thereof in preference to any unleased space in the Project or space leased or subleased by Landlord in the Project) to relet for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises that may be appropriate, and (i) if, despite such reasonable efforts to relet, Landlord is not able to relet the Leased Premises, or (ii) if relet and a sufficient sum shall not be realized from such reletting (after paying the unpaid amounts due hereunder earned but unpaid at the time of reletting plus interest thereon at the maximum rate permitted by applicable law, the cost of recovering possession, all of the costs and expenses of such decorations, repairs, changes, alterations and additions and all other expenses of such reletting and of the collection of the rent accruing therefrom) to satisfy the rent provided for in this Lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods or if the Leased Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 5.09 from time to time on one or more occasions without Landlord being obligated to wait until expiration of the term of this Lease, and that no delivery or recovery of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

               5.10. NON-WAIVER. Failure of Landlord or Tenant to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord or Tenant shall have the right to declare any such default at any time thereafter.

               5.11. PROPERTY INSURANCE. Landlord shall maintain "all-risk" property insurance on the Project (excluding all Improvements in leasable areas of the Project other than Building Shell and Building Standard Improvements) for the full replacement cost thereof (exclusive of foundation, footings and excavation costs) with customary deductibles for projects of the size and scope of the Project. Said insurance shall be maintained with an insurance company authorized to insure properties in the District of Columbia. If the annual premiums to Landlord for such property insurance exceed the standard premium rates because of the nature of Tenant's operations, contents or Improvements (to the extent in excess of Building Standard Improvements) or because the same result in extra hazardous exposure, then Tenant shall upon receipt of copies of appropriate premium invoices reimburse Landlord for such increases in such premiums. Tenant shall maintain at its expense all-risk property insurance (including sprinkler leakage and water damage coverage) on all of Tenant's Personal Property located in the Leased Premises and on all Improvements not required to be insured by Landlord above for the full replacement cost thereof. Said insurance shall be maintained with an insurance company authorized to insure property in the District of Columbia.

               5.12. LIABILITY INSURANCE. Landlord and Tenant shall each maintain a policy or policies of commercial general liability insurance (including personal injury and contractual liability coverage) with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than $2,000,000.00 per occurrence combined single limit bodily injury and property damage.

               5.13. HOLD HARMLESS. The Landlord Parties shall not be liable to Tenant, or to Tenant's agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Tenant, its agents, servants, employees or contractors and Tenant agrees to hold the Landlord Parties harmless from all claims for any such damage. Neither Tenant, nor any officer, director, shareholder, agent, contractor or employee of Tenant, shall be liable to Landlord, or to Landlord's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of the Landlord Parties and Landlord agrees to indemnify and hold Tenant and each officer, director, shareholder, agent, contractor or employee of Tenant harmless from all claims for such damage.

               5.14. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause-of-action, against the other, its agents (including partners, both general and limited), officers, directors, shareholders, employees or representatives, for any loss or damage that may occur to the Leased Premises, or any Improvements therein, or the Project or Land of which the Leased Premises are a part, or any Improvements therein, or any personal property of such party therein, by reason of fire, the elements or any other cause which could be insured against under the terms of an all-risk property insurance policy, regardless of cause or origin, including negligence of the other party hereto, its partners, agents, contractors, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Each party shall have the policies required under
Section 5.11 of this Lease endorsed with a waiver of subrogation clause whereby the insurance provider's right of subrogation is waived with respect to the other party hereto.

               5.15. PARKING. At all times during the Lease term, Landlord agrees to furnish to Tenant, and Tenant agrees to take, 17 permits to park automobiles in the Project garage on an unassigned basis. The parking permits may be used by Tenant or any subtenant of Tenant (and their respective employees) only. As rental for the parking permits from and after the Commencement Date, Tenant covenants and agrees to pay Landlord as additional rent a monthly amount equal to Landlord's published rate per parking permit as it may exist from time to time for monthly contract parking in the garage (and such published rate shall be within the range of rates then in effect at other first class office buildings in downtown Washington, D.C. of comparable quality to the Project), multiplied by the number of parking permits to be furnished to Tenant as provided above, payable on the first day of each and every calendar month during the Lease term monthly in advance. Such monthly parking charge may be changed no more frequently than once in any 12-month period.

               5.16. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

               5.17. NOTICES. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by recognized overnight courier, charges prepaid, or by certified mail, return receipt requested, postage prepaid, and, in each case, addressed to the party to be notified at the address for such party specified in this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen
(15) days' notice to the notifying party. If notice is sent by hand, it shall be deemed duly given on the day of delivery; if sent by overnight courier, it shall be deemed duly given one (1) business day after proper deposit with such overnight courier; and if sent by certified mail, it shall be deemed given on the date of receipt (or refusal of receipt) as verified by the return receipt therefor.

               5.18. SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

               5.19. ENTIRETY. This instrument and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous promises, inducements, representations or agreements, oral or otherwise, between the parties hereto not embodied herein shall be binding or have any force or effect. Tenant will make no claim on account of any representations whatsoever, whether made by any renting agent, broker, officer or other representative of Landlord or which may be contained in any circular, prospectus or advertisement relating to the Leased Premises or the Project, or otherwise, unless the same is specifically set forth in the Lease.

               5.20. BROKERS. Landlord agrees to pay to CB Commercial Real Estate Group, Inc. ("Broker") the brokerage commission payable in connection with this Lease pursuant to the terms of a separate agreement between Landlord and Broker. Tenant hereby warrants and represents that it has not dealt with any other brokers or intermediaries entitled to any compensation in connection with this Lease or Tenant's occupancy of space in the Project. Each party hereby agrees to hold the other party, its partners and representatives harmless from any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees) arising from any claim for any commissions or other fees by any other broker or agent acting or purporting to have acted on behalf of such party.

               5.21. MISCELLANEOUS.

               (a) Time is of the essence with respect to Landlord's and Tenant's rights and obligations under this Lease.

               (b) The words "include" and "including" shall be construed for purposes of this Lease as being followed by the phrase "without limitation."

               (c) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

               (d) This Lease is declared to be a District of Columbia contract, and all of the terms hereof shall be construed according to the laws of the District of Columbia.

               (e) Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim arising out of or in any way connected with this Lease.

               (f) Landlord hereby (i) submits to the personal jurisdiction of any court sitting in the District of Columbia with respect to all claims and controversies arising out of this Lease or the enforcement thereof and (ii) appoints the agent for service of process for the property management company as Landlord's agent for service of process in any such claim or controversy, and agrees that service upon such agent shall constitute personal service upon Landlord so long as notice of such service is given in accordance with the provisions of Section 5.17.

               (g) This Lease may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

               (h) Nothing contained in this Lease shall be construed to create a partnership, joint venture or other relationship between Landlord and Tenant other than that of landlord and tenant.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal by their duly authorized officials or agents as of the date aforesaid and Landlord appoints Dr. Dieter Brunner and Mr. Jurgen Ehrlich as its true and lawful attorneys-in-fact to execute and deliver this Lease and Tenant appoints George C. Eads as its true and lawful attorney-in-fact to execute and deliver this Lease.

                                LANDLORD

                                DEUTSCHE IMMOBILIEN FONDS
                                AKTIENGESELLSCHAFT


                                By: /s/ Dr. Dieter Brunner              [SEAL]
                                    -----------------------------------
                                    Dr. Dieter Brunner, Vorstand
                                    ------------------------

                                By: /s/ Jurgen Ehrlich                  [SEAL]
                                    -----------------------------------
                                    Jurgen Ehrlich, Vorstand
                                    ------------------------



                                TENANT

                                CHARLES RIVER ASSOCIATES, INC.


                                By: /s/ George C. Eads                  [SEAL]
                                    -----------------------------------
                                Name:  George C. Eads
                                       --------------------------------
                                Title: Vice President
                                       --------------------------------

                        SUBORDINATION, NONDISTURBANCE AND
                              ATTORNMENT AGREEMENT

                THIS AGREEMENT made as of the 7th day of March, 1997 by, between and among DG Bank Deutsche Genossenschaftsbank. having an office at 009 Fifth Avenue, New York, New York 10017-1021 ("BENEFICIARY"), Deutsche Immobilien Fonds Aktiengesellschaft, a German stock corporation, having an office at c/o Hines Interests Limited Partnership, 555 Thirteenth Street, N.W., Suite 1020 East, Washington, D.C. 20004-1109 ("LANDLORD"), and Charles River Associates, Inc., a Massachusetts corporation, having an office at 1001 Pennsylvania Avenue, N.W., Suite 750 North, Washington, D.C. 20004 ("TENANT").

                                    RECITALS

                A. Tenant has entered into a Lease dated March 6, 1997, between Landlord, as landlord, and Tenant, as tenant, (said lease, as heretofore amended or supplemented and as hereafter amended and supplemented with the approval of Beneficiary, is hereinafter called the "LEASE"), with respect to certain premises (the "DEMISED PREMISES") located at the address commonly known as 600 Thirteenth Street, N.W., Washington, D.C., which is more particularly described in EXHIBIT A.

                B. Beneficiary has made a loan to Landlord secured by a deed of trust or mortgage (said deed of trust, mortgage and all renewals, modifications, supplements, amendments, consolidations, replacements, substitutions, additions and extensions and any deeds of trust or mortgages with which any thereof may be consolidated or spread, being hereinafter called the "MORTGAGE") more particularly described in Exhibit B, and a Collateral Assignment of Leases and Rents (said assignments, and all renewals, modifications, supplements, amendments, consolidations, replacements, substitutions, additions and extensions and any assignments with which any thereof may be consolidated or spread, being hereinafter called the "Assignment"), covering, among other things, the real estate (the "MORTGAGED PREMISES") of which the Demised Premises are a part and Landlord's interest in the Lease.

                C. To induce Tenant to subordinate the Lease to the Mortgage and Assignment, as more particularly set forth in this Agreement, Beneficiary, Landlord and Tenant desire to enter into this Agreement upon the terms, covenants and conditions contained herein.

                                    AGREEMENT

                NOW, THEREFORE, in consideration of the premises and the agreements of the parties contained herein, the parties hereto agree as follows:

                1. The Lease and all of Tenant's rights thereunder are and shall be, at all times and in all respects, subject and subordinate to the Mortgage and the lien created thereby, and to the Assignment. This provision shall be self-operative and no further instrument shall be required to confirm or perfect such subordination. At the request of Beneficiary, however, Tenant shall execute and deliver such other documents and take such other action as Beneficiary reasonably requests to perfect, confirm or effectuate such subordination. The Mortgage may be amended from time to time without the consent of Tenant.

                2. Provided that Tenant complies with this Agreement, (a) Tenant shall not be named as a party in any action or proceeding to enforce the Mortgage or the Assignment (unless such joinder shall be required under applicable law and in which case Beneficiary shall not seek affirmative relief from Tenant in such action or proceeding), nor shall the Lease be cut off or terminated nor Tenant's possession thereunder be disturbed in any such action or proceeding, and (b) subject to the provisions of PARAGRAPH 4 of this Agreement. Beneficiary shall recognize the Lease and Tenant's rights thereunder, unless, at the time of the commencement of a foreclosure action by Beneficiary the Lease shall have been terminated or Tenant shall be in default under the Lease beyond the applicable periods of grace and notice, if any, provided for in the Lease with respect to the default in question.

                3. Upon any foreclosure of the Mortgage or enforcement of the Assignment or other acquisition of the Mortgaged Premises (including, without limitation, conveyance in lieu of foreclosure), Tenant, upon receiving written notice from Beneficiary of such foreclosure, enforcement or other acquisition, shall attorn to Beneficiary or any other party acquiring the Mortgaged Premises or so succeeding to Landlord's rights ("SUCCESSOR LANDLORD") and shall recognize Successor landlord as its landlord under the Lease; and Tenant shall promptly execute and deliver any requisite or appropriate instrument that Successor Landlord may request in writing to evidence further said attornment.

                4. Upon any foreclosure of the Mortgage or enforcement of the Assignment or other acquisition of the Mortgaged Premises, the Lease shall continue as a direct lease between Successor Landlord and Tenant upon all terms, covenants and conditions thereof as are then applicable, except that Successor Landlord shall not be (a) liable for any previous act or omission of any prior landlord (including Landlord) under the Lease, whether prior to or after such foreclosure, enforcement or other acquisition, (b) subject to any offsets, set-offs, defenses, claims or counterclaims that Tenant may have against any prior landlord (including Landlord), (c) bound by any payment of rent or other charges under the Lease made more than 30 days prior to its due date unless such payment shall have been expressly approved in writing by Beneficiary, (d) bound by any amendment, modification, extension, expansion, termination, cancellation or surrender of the Lease (other than in accordance with the provisions of the Lease) unless the same shall have been expressly approved in writing by the Beneficiary. Notwithstanding the foregoing, the Successor Landlord shall be liable for the payment of Landlord's Contribution under EXHIBIT C in accordance with Paragraph 3(e) of EXHIBIT C.

                5. The attornment provided in PARAGRAPH 3 of this Agreement shall inure to the benefit of any Successor Landlord (including, without limitation, Beneficiary), shall be self-operative, and no further instrument shall be required to give effect to such attornment. Tenant, however, upon demand of any Successor Landlord (including, without limitation, Beneficiary), agrees to execute, from time to time, instruments in confirmation of such attornment, reasonably satisfactory to such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this PARAGRAPH 5 shall be construed to impair any right otherwise exercisable by such Successor Landlord.

                6. Beneficiary agrees that, unless the Lease is terminated pursuant to Section 5.05 of the Lease, all insurance proceeds shall be made available for repair and restoration in accordance with said Section, notwithstanding any provision of the Mortgage or the Assignment to the contrary.

                7. From and after the date hereof, Tenant shall send to the Beneficiary a copy of any notice of default or notice in connection with the commencement of any action to terminate the Lease on account of such a default at the same time such notice is sent to Landlord under the Lease and Tenant agrees that, notwithstanding any provision of the Lease to the contrary, no such notice shall be deemed to have been given unless Beneficiary shall have been given such notice and no such notice in connection with the commencement of an action to terminate this Lease on account of such a default shall be effective unless Beneficiary shall have been given such and shall have failed to cure such default as hereinafter provided. Such notices shall be sent by certified or registered mail, postage prepaid, return receipt requested, to Beneficiary at the following address (or at such other address as Beneficiary shall specify in a written notice to Tenant at the address specified above for Tenant or at such other address as Tenant shall have specified by notice to the Beneficiary):

                   609 Fifth Avenue
                   New York, New York 10017
                   Telecopy:  212-945-1556
                   Attention: Linda J. O'Connell

Any such notice shall be deemed to be given to Beneficiary on the earlier to occur of (a) the day of receipt (as evidenced by a receipt signed by Beneficiary or the refusal to accept delivery, by Beneficiary) or (b) three (3) business days after deposit in the mail. With respect to the commencement by Tenant of any action to terminate the Lease, Beneficiary shall have the right (but not the obligation) to cure any default on the part of Landlord which is the basis for such action within a reasonable time (including the time required for Beneficiary to obtain possession of the Mortgaged Premises if such possession is necessary to effect such cure) after receipt by Beneficiary of the notice from Tenant with respect to such action. The foregoing cure right shall not apply to any termination of the Lease pursuant to Paragraph 4(d) of EXHIBIT C to the Lease.

                8. Anything herein or in the Lease to the contrary notwithstanding, in the event that Successor Landlord (including, without limitation, Beneficiary) shall acquire title to the Mortgaged Premises, the Successor Landlord shall be entitled to the benefit and protection of Section
4.12 of the Lease.

                9. Landlord and Tenant hereby agree for the benefit of Beneficiary, and knowing that Beneficiary will rely on the same, as follows:

                That neither this Agreement, the Assignment nor anything to the contrary in the Lease shall, prior to Beneficiary's acquisition of Landlord's interest in and possession of the Mortgaged Premises, (i) operate to give rise to or create any responsibility, or liability for the control, care, management or repair of the Mortgaged Premises upon Beneficiary, or (ii) impose responsibility for the carrying out by Beneficiary of any of the covenants, terms or conditions of the Lease, nor shall said instruments operate, prior to Beneficiary's acquisition of Landlord's interest in and possession of the Mortgage Premises, to make Beneficiary responsible or liable for any waste committed on the Mortgaged Premises by any party whomsoever, or for any dangerous or defective condition of the Mortgaged Premises, or for any negligence in the management, upkeep, repair or control of the Mortgaged Premises resulting in loss, injury or death to Tenant or any licensee, invitee, guest, employee, agent or stranger.

                10. Tenant acknowledges that it has notice that Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Beneficiary pursuant to the Assignment as part of the security for the obligations secured by the Mortgage and the Assignment. Notice from Beneficiary to Tenant directing payment of rent and all other sums due under the Lease shall have the same effect under the Lease as notice to Tenant from Landlord thereunder, and Tenant agrees to be bound by such notice from Beneficiary, notwithstanding the existence or non-existence of a default under the Mortgage or the Assignment or any dispute with respect thereto between Landlord and Beneficiary. In the event of any inconsistency between a notice from Landlord and a notice from Beneficiary directing payment of rent and other sums due under the Lease, the notice from Beneficiary shall govern; PROVIDED, HOWEVER, that nothing contained herein shall restrict any rights of Landlord under the documents evidencing and securing the obligations secured by the Mortgage and the Assignment. Tenant shall not be in default under the Lease if Tenant delivers payments of rent and other sums due under the Lease to or as directed by Beneficiary, notwithstanding any dispute between Landlord and Beneficiary which may arise as to the existence or non-existence of a default under the Mortgage or the Assignment or as to Beneficiary's authority to notify Tenant to direct payments to or as directed by Beneficiary.

                11. Landlord hereby consents to the terms and provisions of this Agreement including, without limitation, PARAGRAPHS 9 AND 10 hereof.

                12. This Agreement may not be modified, amended or terminated except by a writing duly executed by the party against whom the same is sought to be asserted. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

                13. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                14. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

                15. This Agreement shall be governed by and construed under the laws of the District of Columbia.

                IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                BENEFICIARY:

ATTEST:                         DG BANK DEUTSCHE GENOSSENSCHAFTSBANK


                                By:     /s/ Linda J. O'Connell         [SEAL]
---------------------------             -------------------------------
                                Name:   LINDA J. O'CONNELL
---------------------------             -------------------------------
                                Title:  Vice President
---------------------------             -------------------------------

                                By:     /s/ Wolfgang Bollmann          [SEAL]
---------------------------             -------------------------------
                                Name:   WOLFGANG BOLLMANN
---------------------------             -------------------------------
                                Title:  Senior President
---------------------------             -------------------------------


                                TENANT:

ATTEST:                         CHARLES RIVER ASSOCIATES, INC.


                                By:     /s/ George C. Eads             [SEAL]
---------------------------             -------------------------------
                                Name:   George C. Eads
---------------------------             -------------------------------
                                Title:  Vice President
---------------------------             -------------------------------


                                LANDLORD:

                                DEUTSCHE IMMOBILIEN FONDS
                                AKTIENGESELLSCHAFT


                                By:     /s/ Dr. Brunner                [SEAL]
                                        -------------------------------
                                Name:   Dr. Brunner
                                        -------------------------------
                                Title:  EO
                                        -------------------------------

                                By:     /s/ J. Ehrlich                 [SEAL]
                                        -------------------------------
                                Name:   J. Ehrlich
                                        -------------------------------
                                Title:  EO
                                        -------------------------------

STATE OF New York
COUNTY OF New York

        This instrument was acknowledged before me on March 7, 1997 by Wolfgang Bollmann as Senior Vice President of DG Bank Deutsche Genossenschaftsbank, on behalf of such bank.
                                                /s/     [Illegible]
                                               ----------------------------
                                                        Notary Public
[Notarial Seal]
                                             My Commission Expires: 9-30-97



STATE OF New York
COUNTY OF New York

        This instrument was acknowledged before me on March 7, 1997 by Linda J. O'Connell as Vice President of DG Bank Deutsche Genossenschaftsbank, on behalf of such bank.
                                                /s/      [Illegible]
                                                ----------------------------
                                                        Notary Public
[Notarial Seal]
                                             My Commission Expires: 9-30-97



STATE OF Washington, D.C.
COUNTY OF District of Columbia

        This instrument was acknowledged before me on March 7, 1997 by George C. Eads as Vice President of Charles River Assoc., a Massachusetts Corp., on behalf of such Corporation.
                                                /s/  Sheila M. Jenkins
                                                ----------------------------
                                                        Notary Public
[Notarial Seal]
                                        My Commission Expires: April 30, 1999

STATE OF
COUNTY OF District of Columbia

        This instrument was acknowledged before me on April 1, 1997 by Dieter Brunner as Executive Officer of Deutsche Immobilien Fonds Aktiengesellschaft, a German stock corporation, on behalf of such corporation.

                                                 /s/   Dawn C. Marcus
                                                ----------------------------
                                                        Notary Public
[Notarial Seal]
                                         My Commission Expires: Jan. 1, 2001



STATE OF
COUNTY OF District of Columbia

        This instrument was acknowledged before me on April 1, 1997 by Jurgen Ehrlich as Executive Officer of Deutsche Immobilien Fonds
Aktiengesellschaft, a German stock corporation, on behalf of such corporation.

                                                /s/    Dawn C. Marcus
                                                ----------------------------
                                                        Notary Public
[Notarial Seal]
                                         My Commission Expires: Jan. 1, 2001